Exhibit 99.1

Contacts:
First Solar, Inc.
Jens Meyerhoff	Larry Polizzotto
CFO and President, Utility Systems Business Group	Vice President, Investor Relations
(602) 414 - 9315	(602) 414 - 9315
investor@firstsolar.com	lpolizzotto@firstsolar.com

First Solar, Inc. Announces Third Quarter 2010 Financial Results

•	Net Sales $798 million

•	EPS $2.04 per fully diluted share

•	Increased 2010 EPS guidance to $7.50-$7.65 per diluted share

Tempe, Arizona - October 28, 2010 - First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the third quarter ended September 25, 2010. Third quarter 2010 net sales were $797.9 million, an increase of $210.0 million from the second quarter of 2010, primarily due to increased system sales (driven principally by the sale of the 60 megawatt (AC) Sarnia Phase 2 project in Canada), partially offset by a decline in our module average selling prices and lower blended euro exchange rates. Quarterly net sales grew 66% from $480.9 million in the third quarter of 2009, due to increased systems revenue and module production volumes, partially offset by a decline in our module average selling prices and lower blended euro exchange rates.

Third quarter net income per fully diluted share was $2.04, up from $1.84 in the second quarter of 2010 and up from $1.79 in the third quarter of 2009. The third quarter net income includes a one-time tax expense of $14.7 million, or $0.17 per fully diluted share, relating to the Company's decision to repatriate $300 million of earnings from certain of its foreign subsidiaries. Quarter over quarter, the net income increase was primarily driven by higher net sales partially offset by the one-time tax expense. Year over year, the net income increase was primarily driven by higher module production, lower module cost per watt and increased system sales, partially offset by reduced module average selling prices and the above one-time tax expense.

“We continue to execute on our growth strategy and to develop sustainable markets for solar electricity,” said Rob Gillette, CEO of First Solar. “Our investment in research and development combined with plans to nearly double our manufacturing capacity will help us meet robust customer demand while continuing to drive down the cost of solar power.”

For 2010, First Solar projects:

•	Net sales of $2.58 to $2.61 billion, increased from the previous guidance range of $2.5 to 2.6 billion.

•	Earnings per fully diluted share of $7.50 to $7.65, increased from the previous guidance range of $7.00 to $7.40.

•	Total capital spending of $550 to $600 million.

•	Operating cash flow of $595 to $620 million.

First Solar has posted its Third Quarter Earnings Call Presentation, which includes 2010 guidance and additional details regarding the key assumptions relating to this guidance, in the Investors section of its website at www.firstsolar.com.

First Solar will discuss these results and the outlook for 2010 in a conference call scheduled for today at 4:30 p.m. EDT. Investors may access a live audio webcast of this conference call and the earnings call presentation in the Investors section of the Company's website at www.firstsolar.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, November 2, 2010 at 7:30 p.m. EDT and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 8458462. A replay of the webcast will be available on the Investors section of the Company's website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days. If you are a subscriber of FactSet or Thomson One, you can obtain a written transcript approximately two hours after the conclusion of the call.

About First Solar, Inc.

First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective, renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit http://www.firstsolar.com

For First Solar Investors:

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

FIRST SOLAR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Net sales	$797,899	$480,851	$1,953,714	$1,424,935
Cost of sales	476,007	235,858	1,065,592	646,562
Gross profit	321,892	244,993	888,122	778,373
Operating expenses:
Research and development	21,472	24,136	67,196	54,445
Selling, general and administrative	84,961	53,990	230,422	176,231
Production start-up	3,821	4,076	7,252	12,809
Total operating expenses	110,254	82,202	304,870	243,485
Operating income	211,638	162,791	583,252	534,888
Foreign currency (loss) gain	(1,001)	114	(4,322)	2,187
Interest income	2,658	2,398	11,341	6,449
Interest expense, net	—	(89)	(6)	(4,851)
Other expense, net	(380)	(247)	(1,553)	(2,676)
Income before income taxes	212,915	164,967	588,712	535,997
Income tax expense	36,046	11,623	80,455	37,479
Net income	$176,869	$153,344	$508,257	$498,518
Net income per share:
Basic	$2.08	$1.82	$5.99	$5.99
Diluted	$2.04	$1.79	$5.88	$5.88
Weighted-average number of shares used in per share calculations:
Basic	85,072	84,179	84,810	83,196
Diluted	86,610	85,892	86,368	84,724

FIRST SOLAR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 25, 2010	December 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$621,216	$664,499
Marketable securities and investments	212,200	120,236
Accounts receivable trade, net	316,172	226,826
Accounts receivable, unbilled	148,452	58
Inventories	184,006	152,821
Project assets	109	1,081
Deferred tax assets, net	256	21,679
Prepaid expenses and other current assets	132,430	164,071
Total current assets	1,614,841	1,351,271
Property, plant and equipment, net	1,244,598	988,782
Project assets	296,521	131,415
Deferred tax assets, net	257,683	130,515
Marketable securities	163,546	329,608
Restricted cash and investments	95,024	36,494
Investment in related party	25,000	25,000
Goodwill	433,288	286,515
Inventories	36,380	21,695
Other assets	34,890	48,217
Total assets	$4,201,771	$3,349,512
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,135	$75,744
Income tax payable	17,612	8,740
Accrued expenses	282,832	193,277
Current portion of long-term debt	26,639	28,559
Other current liabilities	59,560	88,607
Total current liabilities	457,778	394,927
Accrued solar module collection and recycling liability	128,664	92,799
Long-term debt	223,756	146,399
Other liabilities	90,227	62,600
Total liabilities	900,425	696,725
Stockholders' equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 85,710,763 and 85,208,199 shares issued and outstanding at September 25, 2010 and December 26, 2009, respectively	86	85
Additional paid-in capital	1,820,268	1,658,091
Contingent consideration	1,607	2,844
Accumulated earnings	1,509,619	1,001,363
Accumulated other comprehensive loss	(30,234)	(9,596)
Total stockholders' equity	3,301,346	2,652,787
Total liabilities and stockholders' equity	$4,201,771	$3,349,512